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                                                                   EXHIBIT 10.34


                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into between Mike Hancock ("Employee") and Billing Concepts Corp. (the "Company") on the date indicated below. The terms and conditions of this Agreement are as follows:

1. EFFECTIVE DATE AND TERM. This Agreement shall commence on October 1, 1997, and end on September 30, 1998. The undersigned Employee's employment with the Company shall continue unless and until terminated as provided herein. Nothing in this Agreement is to be construed as imposing, whether by implication or otherwise, any legal or contractual obligations or restrictions upon the Company's ability to terminate the Employee beyond those set forth in Paragraph 9 below.

2. DUTIES. The undersigned Employee is employed to work exclusively and actively on behalf of the Company as Senior Vice President and Chief Operating Officer of Billing Concepts Systems, Inc. ("BCSI"), and Vice President of Billing Concepts Corp. ("BCC"). The Employee shall devote full time to his employment with the Company and extend all best efforts on behalf of the Company. The Employee agrees to abide by all Company policies and also agrees to abide by all terms and conditions contained within this Agreement. The Employee shall perform all duties associated with his employment with the Company and such other duties as are incidental or implied from the foregoing, consistent with the background, training and qualifications of the Employee or as may be reasonably delegated from time to time to the Employee as being in the best interests of the Company.

3.  COMPENSATION.

    A. Salary: During his employment, Employee will be paid a monthly base salary of Fifteen Thousand and No/100 Dollars ($15,000.00), less any applicable federal, state or local taxes and other required deductions. Said monthly base salary will be paid on the Company's regular pay dates. The obligation of Company to pay this salary or any of the benefits listed below to Employee pursuant to this Agreement shall terminate as of the date of termination of employment, pursuant to the provisions of this Agreement, except as provided by Paragraph 9 of this Agreement.

    B. Bonus Potential: During his employment, Employee will be eligible for, but not guaranteed, an annual bonus of up to One Hundred Twenty Thousand and No/100 Dollars ($120,000.00), less any applicable federal, state or local taxes and other required deductions, payable from time to time and based upon the following, all at the discretion of the
         Company:

         i. Up to a $30,000.00 bonus, contingent upon BCSI revenue for fiscal year 1998, as follows:

               (a) $13,000,000.00 gross revenue = $7,000.00 bonus
               (b) $16,000,000.00 gross revenue = $16,000.00 bonus
               (c) $19,000,000.00 gross revenue = $7,000.00 bonus


                                                                Initials /s/ PHH
                                                                         -------
                                                                Initials /s/ MWH
                                                                         -------

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         ii.  Up to a $20,000.00 bonus, contingent upon BCSI income for fiscal year 1998, as follows:

                (a) $3,800,000.00 in net income = $5,000.00 bonus
                (b) $4,400,000.00 in net income = $10,000.00 bonus
                (c) $5,000,000.00 in net income = $5,000.00 bonus

         iii. Up to a $10,000.00 bonus, contingent upon BCSI gross margin for fiscal year 1998, as follows:

                (a) 50% gross margin = $5,000.00 bonus
                (b) 55% gross margin = $5,000.00 bonus

         iv. Up to a $60,000.00 bonus, contingent upon subjective criteria as determined by Parris Holmes, Alan Saltzman and Mike Harrelson.

    C.   Stock Options.

         i. Employee will be granted a non-qualified stock option to purchase seventy-five thousand (75,000) shares of Billing Concepts common stock at the lower of either: a) the closing price of the stock on the date the offer letter is signed, or, b) the closing price of the stock on the first day of employment with Billing Concepts. The right to exercise such options shall vest twenty-five percent (25%) on each of the four anniversary dates following the date of grant, provided Employee is still employed by the Company at such times. Employee's right to exercise shall expire on the seventh anniversary of the date of grant, provided that Employee is still employed by the Company on such date.

         ii. Employee will be granted twenty-eight hundred (2,800) shares of Billing Concepts common stock, one-half of which (1,400 shares) will vest on September 30, 1998, and the remaining one-half (1,400 shares) will vest on September 30, 1999, provided Employee is employed by Company on such date.

         Notwithstanding any other provision in this Agreement, nothing contained in this paragraph shall be construed as a guarantee of continued employment or employment beyond the one year term of this Agreement. Employee's entitlement to vesting and exercising the stock options referenced in this Paragraph 3(C) is expressly contingent upon Employee being employed by Company, pursuant to a separate written agreement, as of the dates for vesting and exercising the stock options as set forth in this paragraph.

     D. Benefits. Employee shall be eligible for all Billing Concepts sponsored, funded or endorsed benefits provided to Executive Management, including, but not limited to retirement, group life and group health insurance, in accordance with the terms and conditions of said benefits, and such other benefits as are instituted from time to time for all similarly-situated employees of Billing Concepts. In addition, Employee is entitled to:

                                                                Initials /s/ PHH
                                                                        --------
                                                                Initials /s/ MWH
                                                                        --------


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           i.  Three (3) weeks of vacation per year, beginning October 1, 1997;
          ii. A mutually agreeable corporate-paid furnished apartment in San Antonio until March 31, 1998.
         iii. Two corporate-paid round trip airline tickets per month between San Antonio and Dallas until March 31, 1998.

4. REPRESENTATION. The undersigned Employee agrees not to make any representations concerning the Company or its services which are contrary or in addition to information released to the Employee by the Company. The undersigned Employee agrees to indemnify, defend and hold the Company harmless from any and all liability that may arise from said unauthorized representations.

5. INDEMNIFICATION. The undersigned Employee agrees to indemnify, defend and hold the Company harmless from any and all claims, demands, activities, suits, allegations, actions, or causes of action arising from or incident to, whether directly or indirectly, any intentional or willful act or omission on the part of the Employee in the conduct of his duties or any conduct outside the scope of his employment which may give rise to liability or potential liability on the part of the Company, its directors, officers, agents, representatives or employees.

6. CONFIDENTIAL INFORMATION. The Company has provided Employee confidential and proprietary information and trade secrets in exchange for the Employee's promise not to disclose them. The undersigned Employee agrees to treat all information concerning the Company, acquired or obtained as a result of his employment relationship with the Company, including, but without limitation, its products, services, systems, customers, employees, or future business plans as confidential during his employment and for a period of two (2) years from the termination, for any reason, of the Employee's employment with the Company, and to use such information solely for the benefit of the Company. The undersigned Employee agrees to return to the Company within fifteen (15) days from the date of his termination all books, catalogues, customer lists, credit cards, and any other material relating to the Company and its products, services, systems, customers, employees, or future business plans ("Company property"). The undersigned Employee agrees to pay for any Company property not returned in accordance with this paragraph.

7. COVENANT NOT TO COMPETE. The undersigned Employee agrees that during his employment and for a period of one (1) year from the termination, for any reason, of the Employee's employment with the Company, the Employee will not, directly or indirectly, engage in, be employed by, or own any interest in any firm or entity which sells or otherwise is engaged in products or services in the specific geographic areas covered by the Employee under this Agreement that are or would be competitive, whether directly or indirectly, to the Company's products and/or services for which the Employee receives or received compensation under this Agreement.


                                                                Initials /s/ PHH
                                                                        --------
                                                                Initials /s/ MWH
                                                                        --------


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     Further, the undersigned Employee agrees that for a period of one (1) year from the termination, for any reason, of the Employee's employment with the Company, the Employee will not, directly or indirectly, solicit nor accept business from, or otherwise attempt to do business with, customers of the Company ("non-solicitation provision"). This non-solicitation provision shall be limited to the specific geographic areas covered by the Employee while employed by the Company.

     Employee represents that his experience and capabilities are such that the restrictions contained herein will not prevent Employee from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by him and that he has, prior to the executive of this Agreement, carefully reviewed this Agreement.

     For a period of one (1) year immediately following the end of Employee's employment with the Company, Employee will inform each new employer, prior to accepting employment, of the existence and details of this Agreement and provide the employer with a copy of this Agreement.

8. ARBITRATION. As part of, and in consideration for this Agreement and the compensation and other benefits paid herein and in consideration for the Company's mutual agreement to arbitrate certain claims, Employee and the Company agree that any Dispute he may have against the Company, its subsidiaries, officers, directors, employees, agents, representatives, attorneys, successors, and assigns (herein referred to as "the Company"), under either state or federal law, arising out of Employee's employment with the Company or termination of employment will be submitted to final and binding arbitration in accordance with the Company's arbitration procedures adopting the procedures of the American Arbitration Association. By agreeing to arbitrate, Employee understands that he is not giving up any substantive rights under either state or federal law. Rather, Employee and the Company are mutually agreeing only to submit all Disputes to an arbitral, rather than judicial, forum.

     Pursuant to the Company's arbitration procedures, the American Arbitration Association shall schedule any arbitration and appoint the arbitrator, if the parties cannot agree on the selection of the arbitrator. Employee understands that the filing and administrative fees of the arbitration will be borne equally by Employee and the Company. The arbitrator's fee will be paid by the Company in statutory claims by Employee. The arbitrator may award fees and costs in the award, and the decision of the arbitrator shall be final and binding on all matters. In the event that a party of this Agreement brings or pursues a Dispute in a court of law, which Dispute is subject to final and binding arbitration in accordance with the Company's arbitration procedures and should have been brought or submitted to arbitration pursuant to those procedures, that party shall pay all reasonable attorney's fees and court costs incurred by the other party in filing any motion to compel arbitration, motion to dismiss or other pleading with said court to enforce arbitration under those procedures.


                                                                Initials /s/ PHH
                                                                        --------
                                                                Initials /s/ MWH
                                                                        --------



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     By Employee's signature below, Employee acknowledges that he has received a copy of the Company's arbitration procedures and has had the opportunity to review them. The undersigned employee further warrants that he has read the Company's arbitration procedures, understands them, and agrees to abide by their terms and provisions. Employee understands and agrees that the Company is engaged in transactions involving interstate commerce and that this Employment Agreement evidences a transaction involving commerce.

9. TERMINATION. Notwithstanding any other provision of this Agreement, the employment relationship between the parties may be terminated at any time, by either party, without requirement of cause upon written notice to the other party. If the Company terminates the employment relationship for any reason, Company shall continue to pay Employee his monthly base salary pursuant to Paragraph 3(A) until September 30, 1998. Upon termination, all other obligations between the parties will cease, except for Employee's continuing obligations to Company pursuant to Paragraphs 6, 7, and 8 of this Agreement.

10. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and may not be changed, modified or altered except by written agreement signed by the Company and the Employee, or by judicial reformation, if applicable, as noted in Paragraph 12 below. It is expressly understood that no oral understandings or agreements exist outside of the written terms of this Agreement, and that all oral understandings and agreements have been made apart of and incorporated within this written Agreement.

11. APPLICABLE LAW. This Agreement shall be construed and enforced under the laws of the State of Texas, shall be considered as having been entered into in the State of Texas, and shall be performable in Bexar County, San Antonio, Texas.

12. SEVERABILITY. Should any provision of this Agreement be found to be in violation of any federal, state or local statute or regulation or by other operation of law or judicial interpretation be therefore deemed invalid, all other terms and conditions of this Agreement shall remain in full force and in effect. To the extent possible and permitted by applicable law, judicial reformation of this Agreement, or any provision hereof, is acknowledged by the parties to be preferred and desired to preserve the intent and purpose of any provision herein to the fullest extent allowed by applicable law, should said provision be found or deemed to be unlawful and invalid by a court of competent jurisdiction.

IN WITNESS WHEREOF, the parties, on the day and year indicated below, have executed this Agreement.

DATED this 1st day of October, 1997.

EMPLOYEE:                                         BILLING CONCEPTS CORP.:

/s/ Michael Hancock                               By:  /s/ Parris H. Holmes, Jr.
-------------------------                              -------------------------
Mike Hancock                                           Parris H. Holmes, Jr.
                                                       Chairman of the Board and
                                                       Chief Executive Officer